EXHIBIT 10.13

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                                CREDIT AGREEMENT


                                   dated as of


                                January 31, 2003,


                                      Among

                           WKI HOLDING COMPANY, INC.,


                            The Lenders Party Hereto


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent
                              and Collateral Agent


                           ___________________________

                          J.P. MORGAN SECURITIES INC.,
                                   as Arranger


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                                                                               i


                                TABLE OF CONTENTS

                                                                            Page
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                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.  Classification of Loans and Borrowings. . . . . . . . . . . . .19
SECTION 1.03.  Terms Generally . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 1.04.  Accounting Terms; GAAP . . . . . . . . . . . . . . . . . . . . 20

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Loans and Borrowings . . . . . . . . . . . . . . . . . . . . . 20
SECTION 2.02.  Interest Elections . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.03.  Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . 22
SECTION 2.04.  Amortization of Loans . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.05.  Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.06.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.07.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.08.  Alternate Rate of Interest . . . . . . . . . . . . . . . . . . 26
SECTION 2.09.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 2.10.  Break Funding Payments . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 2.12.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs . .28
SECTION 2.13.  Mitigation Obligations; Replacement of Lenders . . . . . . . . 30

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers . . . . . . . . . . . . . . . . . . . . . 31
SECTION 3.02.  Authorization; Enforceability . . . . . . . . . . . . . . . . .31
SECTION 3.03.  Governmental Approvals; No Conflicts . . . . . . . . . . . . . 31
SECTION 3.04.  Financial Condition; No Material Adverse Change . . . . . . . .32
SECTION 3.05.  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.06.  Litigation and Environmental Matters . . . . . . . . . . . . . 33
SECTION 3.07.  Compliance with Laws and Agreements . . . . . . . . . . . . . .33
SECTION 3.08.  Investment and Holding Company Status . . . . . . . . . . . . .33
SECTION 3.09.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34


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                                                                              ii

SECTION 3.10.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 3.11.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 3.12.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 3.13.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 3.14.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 3.15.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 3.16.  Security Documents . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 3.17.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .36

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 4.02.  Each Credit Event. . . . . . . . . . . . . . . . . . . . . . . 39

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information . . . . . . . . . . 40
SECTION 5.02.  Notices of Material Events. . . . . . . . . . . . . . . . . . .42
SECTION 5.03.  Information Regarding Collateral. . . . . . . . . . . . . . . .42
SECTION 5.04.  Existence; Conduct of Business. . . . . . . . . . . . . . . . .43
SECTION 5.05.  Payment of Obligations. . . . . . . . . . . . . . . . . . . . .43
SECTION 5.06.  Maintenance of Properties. . . . . . . . . . . . . . . . . . . 43
SECTION 5.07.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 5.08.  Casualty and Condemnation. . . . . . . . . . . . . . . . . . . 44
SECTION 5.09.  Books and Records; Inspection and Audit Rights . . . . . . . . 44
SECTION 5.10.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 44
SECTION 5.11.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . .  . . 44
SECTION 5.12.  Additional Subsidiaries . . . . . . . . . . . . . . . . . . . .44
SECTION 5.13.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 5.14.  Interest Rate Protection . . . . . . . . . . . . . . . . . . . 45
SECTION 5.15.  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 5.16.  Earnings of Foreign Subsidiaries . . . . . . . . . . . . . . . 46

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities. . . . . . . . . . . . 46
SECTION 6.02.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 6.03.  Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . 48
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions. . . 49


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                                                                             iii

SECTION 6.05.  Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 6.06.  Sale and Leaseback Transactions . . . . . . . . . . . . . . . .51
SECTION 6.07.  Swap Agreements . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness . . . . .51
SECTION 6.09.  Transactions with Affiliates. . . . . . . . . . . . . . . . . .52
SECTION 6.10.  Restrictive Agreements. . . . . . . . . . . . . . . . . . . . .52
SECTION 6.11.  Amendment of Material Documents . . . . . . . . . . . . . . . .53
SECTION 6.12.  Retail Stores . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 6.13.  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . .53
SECTION 6.14.  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.15.  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . .54
SECTION 6.16.  Minimum Consolidated EBITDA . . . . . . . . . . . . . . . . . .55
SECTION 6.17.  Maximum Inventory . . . . . . . . . . . . . . . . . . . . . . .55

                                   ARTICLE VII

                                Events of Default


                                  ARTICLE VIII

                The Administrative Agent and The Collateral Agent


                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 9.02.  Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . .62
SECTION 9.03.  Expenses; Indemnity; Damage Waiver . . . . . . . . . . . . . . 63
SECTION 9.04.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 64
SECTION 9.05.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 9.06.  Counterparts; Integration; Effectiveness. . . . . . . . . . . .67
SECTION 9.07.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 9.08.  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . .67
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process . . 67
SECTION 9.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . 68
SECTION 9.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 9.12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .68
SECTION 9.13.  Interest Rate Limitation . . . . . . . . . . . . . . . . . . . 69
SECTION 9.14.  Intercreditor Agreement . . . . . . . . . . . . . . . . . . . .69


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                                                                              iv


SCHEDULES:
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Schedule 2.01       --     Initial Exposures
Schedule 3.05       --     Real Property
Schedule 3.06       --     Disclosed Matters
Schedule 3.10       --     ERISA Matters
Schedule 3.12       --     Subsidiaries
Schedule 3.13       --     Insurance
Schedule 4.01(n)    --     Material Adverse Changes
Schedule 5.15       --     Compliance with Environmental Laws
Schedule 6.01       --     Existing Indebtedness
Schedule 6.02       --     Existing Liens
Schedule 6.03       --     Subsidiaries to be Dissolved
Schedule 6.04(c)    --     Existing Investments
Schedule 6.05(d)    --     Asset Sales
Schedule 6.09       --     Transactions with Affiliates
Schedule 6.10       --     Existing Restrictions

EXHIBITS:
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Exhibit A           --     Form of Assignment and Acceptance
Exhibit B-1         --     Form of Opinion of Jones Day
Exhibit B-2         --     Form of Opinion of Local Counsel to the Borrower
Exhibit D           --     Form of Collateral Agreement
Exhibit E           --     Form of Intercreditor Agreement

                    CREDIT AGREEMENT dated as of January 31, 2003, among WKI
               HOLDING COMPANY, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent.

          The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

          SECTION 1.01.     Defined Terms.  As used in this Agreement, the
                            --------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means JPMorgan Chase Bank, in its capacity as
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administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
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in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
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that directly, or indirectly through one or more intermediaries, Controls, is
Controlled by or is under common Control with the Person specified, provided
                                                                    --------
that no Person shall be deemed an "Affiliate" solely as a result of participation in the Stockholders' Agreement.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
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percentage of the total Loans outstanding at such time represented by such
Lender's Exposure.


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          "Applicable Rate" means, for any day (a) 2.50% per annum, in the case
           ---------------
of an ABR Loan or (b) 3.50% per annum, in the case of a Eurodollar Loan.

          "Approved Fund" means (a) a CLO and (b) with respect to any Lender
           -------------
that is a fund that invests in bank loans and similar commercial extensions of credit in the ordinary course of business, any other fund that invests in bank loans and similar commercial extensions of credit in the ordinary course of business and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered
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into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Bankruptcy Code" means Chapter 11 of the United States Bankruptcy
           ---------------
Code.

          "Board" means the Board of Governors of the Federal Reserve System of
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the United States of America.

          "Borden Credit Agreement" means the Amended and Restated Credit
           -----------------------
Agreement dated as of April 12, 2001, as amended from time to time, between WKI Holding Company, Inc. and Borden, Inc. and all documents relating thereto.

          "Borrower" means WKI Holding Company, Inc., a Delaware corporation.
           --------

          "Borrowing" means Loans of the same Type made, converted or continued
           ---------
on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan,
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the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, (a) the additions to
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property, plant and equipment and other capital expenditures of the Borrower and the consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP (excluding up to $10,000,000 of Capital Expenditures during any fiscal year to the extent such Capital Expenditures (i) are made to restore, repair or replace property, plant or equipment that has been damaged (ii) are made with insurance proceeds related to such damaged property, plant or equipment and
(iii) are made within 120 days after receipt of such insurance proceeds) and (b)

Capital Lease Obligations incurred by the Borrower and the consolidated Subsidiaries during such period.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or "group" within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof (other than (x) any employee benefit plan of the Borrower or the Subsidiaries or (y) one or more Permitted Holders) of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change of control (or similar event) under the New Senior Subordinated Notes Documents or the New Revolving Credit Agreement.

          "Change in Law" means (a) the adoption of any applicable law
           -------------
(statutory or common), treaty, rule, ordinance, judgment, decree, order, regulation or determination of an arbitrator after the date hereof, (b) any change in any applicable law (statutory or common), treaty, rule, ordinance, judgment, decree, order, regulation or determination of an arbitrator or in the interpretation or application thereof by any arbitrator or Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any arbitrator or Governmental Authority made or issued after the date hereof.

          "CLO" means any entity (whether a corporation, partnership, trust or
           ---
otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Collateral Agent" means JPMorgan Chase Bank, in its capacity as
           ----------------
collateral agent for the Lenders hereunder.

          "Collateral Agreement" means the Guarantee and Collateral Agreement
           --------------------
among the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit D.

          "Collateral and Guarantee Requirement" means the requirement that:
           ------------------------------------

          (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary and (ii) Equity Interests to the extent that a pledge of such Equity Interests or the delivery of Stock Certificates for such Equity Interests (x) is prohibited by law or (y) in the case of Equity Interests of any Subsidiary in existence on the Effective Date that is not wholly-owned (directly or indirectly), is prohibited by the organizational documents of such Subsidiary or stockholder or similar agreement applicable to such Subsidiary, in each case as in effect on the Effective Date (in each case, as confirmed by a certificate of a Financial Officer or the Chief Legal Officer of the Borrower in form and substance reasonably satisfactory to the Collateral Agent)), and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (subject to clause (ii) above), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first

     Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Consolidated Cash Interest Expense" means, for any period, (a) the
           ----------------------------------
sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding non-cash amounts attributable to amortization of financing costs paid in a previous period and, to the extent included in consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP (excluding non-cash amounts attributable to amortization of financing costs paid in a previous period and, to the extent included in consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period) and (iii) any cash payments made during such period in respect of amortization of debt discounts or accrued interest payable in kind that were amortized or accrued in a previous period, minus (b) interest income of the Borrower and the Subsidiaries for such period,
-----
determined on a consolidated basis in accordance with GAAP, provided that for
                                                            --------
purposes of Section 6.15, Consolidated Cash Interest Expense for the four-quarter period ending on (x) March 31, 2003, shall be deemed to be Consolidated Cash Interest Expense for the fiscal quarter ending March 31, 2003, multiplied by four, (y) June 30, 2003, shall be deemed to be Consolidated Cash Interest Expense for the two-fiscal-quarter period ending on June 30, 2003, multiplied by two and (z) September 30, 2003, shall be deemed to be Consolidated Cash Interest Expense for the three-fiscal-quarter period ending on September 30, 2003, multiplied by 4/3.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any non-cash, non-recurring charges for such period and any other non-cash charges properly classified as "extraordinary" under GAAP, and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, the sum of (a)
           --------------------------
Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and the Subsidiaries (other than (i) payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary and (ii) payments made pursuant to the New Revolving Credit Agreement), (c) the aggregate amount of Taxes paid in cash by the Borrower and the Subsidiaries during such period and (d) the aggregate amount of cash payments made during such period in respect of financing fees or similar costs, provided that for purposes of
                                            --------
Section 6.15, Consolidated Fixed Charges for the four-quarter period ending on
(x) March 31, 2003, shall be deemed to be Consolidated Fixed Charges for the fiscal quarter ending on March 31, 2003, multiplied by four, (y) June 30, 2003, shall be deemed to be Consolidated Fixed Charges for the two-fiscal-quarter period ending on June 30, 2003, multiplied by two and (z) September 30, 2003, shall be deemed to be Consolidated Fixed Charges for the three-fiscal-quarter period ending on September 30, 2003, multiplied by 4/3.

          "Consolidated Net Income" means, for any period, the net income or
           -----------------------
loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be
                                            --------
excluded (a) the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person's assets are acquired by the Borrower or any Subsidiary.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Court" means the United States Bankruptcy Court for the Northern
           -----
District of Illinois, Eastern Division.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DIP Credit Agreement" means the Revolving Credit and Guarantee
           --------------------
Agreement dated as of May 31, 2002, as amended from time to time, among WKI Holdings Company, Inc., the subsidiaries party thereto, JPMorgan Chase Bank, as administrative agent and the lenders party thereto and all documents related thereto.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "Disclosure Statement" means the Disclosure Statement pursuant to
           --------------------
Section 1125 of the Bankruptcy Code for the Emergence Plan.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Emergence Plan" means the Second Amended Joint Plan of Reorganization
           --------------
of World Kitchen, Inc., WKI Holding Company, Inc. and its Subsidiary Debtors dated November 15, 2002, as modified on December 23, 2002, and confirmed on December 23, 2002.

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, statutes, permits, licenses, authorizations, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of investigation or environmental remediation, costs of enforcement proceedings, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) compliance with or violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence or Release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any fiscal year, the sum (without
           ----------------
duplication) of:

          (a) the consolidated net income (or loss) of the Borrower and the consolidated Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

          (c) the sum of (i) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and the consolidated Subsidiaries increased during such fiscal year plus (ii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and the consolidated Subsidiaries decreased during such fiscal year; minus

          (d) the sum of (i) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Borrower and the consolidated Subsidiaries decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Borrower and the consolidated Subsidiaries increased during such fiscal year; minus

          (e) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); minus

          (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness incurred under the New Revolving Credit Agreement, (ii) Term Loans prepaid pursuant to Section 2.05(c), and
     (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Excluded Inventory" has the meaning assigned to such term in the
           ------------------
Collateral Agreement.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.13(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.11(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.11(e).

          "Exposure" means, with respect to any Lender at any time, the sum of
           --------
the outstanding principal amount of such Lender's Loans at such time, as initially set forth on Schedule 2.01 and as reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Financing Transactions" means (a) the execution, delivery and
           ----------------------
performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof, (b) the execution, delivery and performance by each Loan Party of the New Senior Subordinated Notes Documents to which it is to be a party, the issuance of the New Senior Subordinated Notes and the use of the proceeds thereof and (c) the execution, delivery and performance by each Loan party of the New Revolving Credit Agreement and all documents related thereto to which it is a party, the borrowing of the loans thereunder and the use of proceeds thereof.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is  organized under the
           ------------------
laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all (a) explosive, radioactive, hazardous
           -------------------
or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and (b) other substances, materials, chemicals or wastes that in relevant form or concentration are limited, prohibited or regulated pursuant to any Environmental Law.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind paid or deemed paid to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Intercreditor Agreement" means the Intercreditor Agreement dated the
           -----------------------
Effective Date among the Borrower, the Secured Parties (as defined in the Collateral Agreement) and JPMorgan Chase Bank, as Collateral Agent, substantially in the form of Exhibit E.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.02.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding

Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Leverage Ratio" means, on any date, the ratio of (a) Total
           --------------
Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Collateral Agreement, the
           --------------
Intercreditor Agreement and the other Security Documents.

          "Loan Parties" means the Borrower and the Subsidiary Loan Parties.
           ------------

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Lockbox Agreement" has the meaning assigned to such term in the
           -----------------
Collateral Agreement.

          "Long-Term Indebtedness" means any Indebtedness that, in accordance
           ----------------------
with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans), or
           ---------------------
obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal
                                                                     ---------
amount" of the obligations of the Borrower or any Subsidiary in respect of any
------
Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          "Maximum Rate" has the meaning assigned to such term in Section 9.13.
           ------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned by a Loan Party and identified as a "Mortgaged Property" on Schedule 3.05, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower).

          "New Revolving Credit Agreement" means the Credit Agreement dated the
           ------------------------------
date hereof, as amended from time to time, among WKI Holding Company, Inc., JPMorgan Chase Bank, as Administrative Agent and the lenders party thereto and all documents related thereto.

          "New Senior Subordinated Notes" means the Senior Subordinated Notes
           -----------------------------
Due 2010 to be issued by the Borrower on the Effective Date in the aggregate principal amount of $123,150,000 and the Indebtedness represented thereby.

          "New Senior Subordinated Notes Documents" means the indenture under
           ---------------------------------------
which the New Senior Subordinated Notes are issued and all other agreements, instruments and other documents evidencing or governing the New Senior Subordinated Notes or providing for any Guarantee or other right or support in respect thereof.

          "Obligations" has the meaning assigned to such term in the Collateral
           -----------
Agreement.

          "Old Credit Agreement" means the Amended and Restated Credit Agreement
           --------------------
dated as of April 12, 2001, as amended from time to time, among WKI Holding Company, Inc., JPMorgan Chase Bank, Citibank, N.A., Bankers Trust Company and the lenders party thereto and all documents related thereto.

          "Old Subsidiaries" means the subsidiaries of Old WKI that, prior to
           ----------------
the Reorganization, are debtors-in-possession under the Bankruptcy Code.

          "Old WKI" means WKI Holding Company, Inc., a Delaware corporation
           -------
that, prior to the Reorganization, was a debtor-in-possession under the Bankruptcy Code.

          "Order" means the order or orders of the Court confirming the
           -----
Emergence Plan and approving the Reorganization, the Financing Transactions and all related documentation contemplated thereby.

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in substantially the form
           ----------------------
of Exhibit II to the Collateral Agreement or any other form approved by the Collateral Agent.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business (x) in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and (y) to utility companies;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          provided that the term "Permitted Encumbrances" shall not include any
          --------                ----------------------
Lien securing Indebtedness.

          "Permitted Holders" means the Class 6 Creditors (as defined in the
           -----------------
Disclosure Statement) that are parties to the Stockholders' Agreement.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital, surplus and undivided profits of not less than $250,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (d) and (e) of Section 6.05; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 120 days after such event; or

          (c) the issuance by the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary; or

          (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning assigned to such term in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any actual or threatened release, spill, emission,
           -------
leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "Reorganization" has the meaning assigned to such term in the
           --------------
Emergence Plan.

          "Required Lenders" means, at any time, Lenders having Exposures
           ----------------
representing more than 50% of the sum of the total Exposures at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any performance unit, stock appreciation right, phantom stock right or other right the price or value of which is linked to the price or value of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

          "SEC" means the Securities and Exchange Commission, or any
           ---
Governmental Authority succeeding to any of its principal functions.

          "S&P" means Standard & Poor's.
           ---

          "Security Documents" means the Collateral Agreement, the Mortgages,
           ------------------
the Lockbox Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholders' Agreement" means the Stockholders' and Registration
           -----------------------
Rights Agreement filed as an exhibit to the Emergence Plan and deemed to become effective as of the effective date of the Emergence Plan among the Borrower and each Person receiving new common stock pursuant to the Emergence Plan.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower after giving effect
           ----------
to the Reorganization.

          "Subsidiary Loan Party" means any Subsidiary that is not a Foreign
           ---------------------
Subsidiary.

          "Swap Agreement" means any agreement with respect to any swap,
           --------------
forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that
                                                                  --------
no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loan Maturity Date" means March 31, 2008.
           -----------------------

          "Total Indebtedness" means, as of any date, the sum of (a) the
           ------------------
aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, provided that, for purposes of clause (b) above, the term "Indebtedness" shall
   -----                                                   ------------
not include contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

          "Transactions" means the Reorganization and the Financing
           ------------
Transactions.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.     Classification of Loans and Borrowings.  For
                            ---------------------------------------
purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to
 ----
by Type (e.g., a "Eurodollar Borrowing").
         ----

          SECTION 1.03.     Terms Generally.  The definitions of terms herein
                            ----------------
shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.     Accounting Terms; GAAP.  Except as otherwise
                            -----------------------
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided
                                                                      --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

          SECTION 2.01.     Loans and Borrowings.  (a) Subject to the terms and
                            ---------------------
conditions set forth herein, each Lender shall be deemed to have made a Loan to the Borrower on the Effective Date in the principal amount set forth on Schedule 2.01, as partial consideration for the termination and discharge of all obligations owed to such Lender under the Old Credit Agreement, as provided in the Emergence Plan.

          (b) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with each Lender's Exposure. Amounts repaid in respect of Loans may not be reborrowed.

          (c) Subject to Section 2.08, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date
                     --------
shall be ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the
           --------
obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (d) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that the
                                                            --------
ABR Borrowings made on the Effective Date shall be equal to the sum of the total Exposures. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 15
      --------
Eurodollar Borrowings outstanding.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

          SECTION 2.02.     Interest Elections.  (a) Following the Effective
                            -------------------
Date, the Borrower may elect to convert any Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed conversion or continuation and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.03.     Repayment of Loans; Evidence of Debt.  (a) The
                            -------------------------------------
Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.04.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the
                                              ----- -----
existence and amounts of the obligations recorded therein, provided that the
                                                           --------
failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.04.     Amortization of Loans.  (a) Subject to adjustment
                            ----------------------
pursuant to paragraph (c) of this Section, the Borrower shall repay Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                Amount
------------------  -------
March 31, 2003        0.25%
------------------  -------
June 30, 2003         0.25%
------------------  -------
September 30, 2003    0.25%
------------------  -------
December 31, 2003     0.25%
------------------  -------
March 31, 2004        0.25%
------------------  -------
June 30, 2004         0.25%
------------------  -------
September 30, 2004    0.25%
------------------  -------
December 31, 2004     0.25%
------------------  -------
March 31, 2005        0.25%
------------------  -------
June 30, 2005         0.25%
------------------  -------
September 30, 2005    0.25%
------------------  -------
December 31, 2005     0.25%
------------------  -------
March 31, 2006        0.25%
------------------  -------
June 30, 2006         0.25%
------------------  -------
September 30, 2006    0.25%
------------------  -------
December 31, 2006     0.25%
------------------  -------
March 31, 2007        0.25%
------------------  -------
June 30, 2007         0.25%
------------------  -------
September 30, 2007    0.25%
------------------  -------
December 31, 2007     0.25%
------------------  -------
March 31, 2008       95.00%
------------------  -------

          (b) To the extent not previously paid, all Loans shall be due and payable on the Term Loan Maturity Date.

          (c) Any prepayment of a Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section ratably.

          (d) Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.05.     Prepayment of Loans.  (a) The Borrower shall have
                            --------------------
the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to (i) in the case of any event described in clause (a), (b) or (c) of the definition of the term "Prepayment Event", 75% of such Net Proceeds and (ii) in the case of any event described in clause (d) of the definition of the term "Prepayment Event", 100% of such Net Proceeds, provided that, in the case of any event described in
                      --------
clause (a) or (b) of the definition of the term "Prepayment Event", if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 120 days after receipt of such Net Proceeds, to acquire real property, equipment, other tangible assets, patents or trademarks to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 120-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further, that the Borrower shall not be permitted
                     --------  -------
to make elections pursuant to the immediately preceding proviso with respect to Net Proceeds in any fiscal year aggregating in excess of $3,000,000.

          (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending 2003, the Borrower shall prepay Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made not later than 10 days following the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 100 days after the end of such fiscal year).

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

          (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each such notice shall be irrevocable, provided that a notice of prepayment may state that such notice is
             --------
conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a continuation or conversion of a Borrowing of the same Type as provided in
Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

          SECTION 2.06.     Fees.  The Borrower agrees to pay to the
                            -----
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          SECTION 2.07.     Interest.  (a) The Loans comprising each ABR
                            ---------
Borrowing shall bear interest at the Alternate Base Rate plus the Applicable
Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.08.     Alternate Rate of Interest.  If prior to the
                            ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.09.     Increased Costs.  (a) If any Change in Law shall:
                            ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not
                                            --------
be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such
          --------  -------
increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.10.     Break Funding Payments.  In the event of (a) the
                            -----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.05(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.13, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.11.     Taxes.  (a) Any and all payments by or on account of
                            ------
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or

Other Taxes, provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender
                                               --------
has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.12.     Payments Generally; Pro Rata Treatment; Sharing of
                            --------------------------------------------------
Set-offs.  (a) The Borrower shall make each payment required to be made by it
---------
hereunder or under any other Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) not later than the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, not later than 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.09, 2.10, 2.11 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate Person promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that (i) if any such participations are
                        --------
purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.09 or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.13.     Mitigation Obligations; Replacement of Lenders.  (a)
                            -----------------------------------------------
If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.09 or payments required to be made pursuant to Section 2.09, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.     Organization; Powers.  Each of the Borrower and the
                            ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.     Authorization; Enforceability.  The Transactions
                            ------------------------------
entered into and to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.     Governmental Approvals; No Conflicts.  The
                            -------------------------------------
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under, or result in the termination, cancelation or acceleration of any obligation or a loss of a material benefit under, any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except (x) Liens created under the Loan Documents and (y) Liens permitted by Section 6.02. The Orders (i) are in full force and effect and (ii) are not subject to any stay, reversal, modification or vacatur, in whole or in part.

          SECTION 3.04.     Financial Condition; No Material Adverse Change.
                            ------------------------------------------------
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, reported on by Deloitte & Touche LLP, independent public accountants, (ii) as of and for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (iii) as of and for each fiscal month after the most recent fiscal period described in clause (ii) above and ending at least 45 days prior to the Effective Date, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii) above.

          (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of the Effective Date, prepared giving effect to the Transactions. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on reasonable assumptions, (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and the consolidated Subsidiaries as of the Effective Date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Disclosure Statement and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since December 31, 2001, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, other than any material adverse change disclosed (i) in the Emergence Plan or the Disclosure Statement or (ii) on Schedule 4.01(bb).

          SECTION 3.05.     Properties.  (a) Each of the Borrower and the
                            -----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

          (d) As of the Effective Date, none of the Borrower or the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

          SECTION 3.06.     Litigation and Environmental Matters.  (a) There are
                            -------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received any request for information pursuant to any Environmental Law or notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.     Compliance with Laws and Agreements.  Each of the
                            ------------------------------------
Borrower and the Subsidiaries is in compliance with all material laws, regulations and orders of any arbitrator or Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

          SECTION 3.08.     Investment and Holding Company Status.  None of the
                            --------------------------------------
Borrower or the Subsidiary Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.     Taxes.  Each of the Borrower and the Subsidiaries
                            ------
has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.     ERISA.  Except as set forth on Schedule 3.10, no
                            ------
ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 in all periods. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11.     Disclosure.  The Borrower has disclosed to the
                            -----------
Lenders (or disclosed in a filing with the Court prior to the date hereof) all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Disclosure Statement nor the reports, financial statements, certificates or other information furnished, taken as a whole, by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information the Borrower
--------
represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.     Subsidiaries.  Schedule 3.12 sets forth the name of,
                            -------------
and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13.     Insurance.  Schedule 3.13 sets forth a description
                            ----------
of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

          SECTION 3.14.     Labor Matters.  As of the Effective Date, there are
                            --------------
no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15.     Solvency.  On the Effective Date and at all times
                            ---------
thereafter, (a) the fair value of the assets of (i) the Borrower, (ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, at a fair valuation, will exceed its or their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of
(i) the Borrower, (ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, will be greater than the amount that it or they will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) (i) the Borrower, (ii) World Kitchen, Inc. and
(iii) the Loan Parties, on a consolidated basis, will be able to pay its or their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) (i) the Borrower,
(ii) World Kitchen, Inc. and (iii) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it or they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16.     Security Documents.  (a) The Collateral Agreement is
                            -------------------
effective to create, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral or when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, as applicable, the security interest created by the Collateral Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

          (b) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties thereunder, and when the Mortgages are filed in the offices specified in the Perfection Certificate, the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

          SECTION 3.17.     Use of Proceeds.  The proceeds of the Loans are to
                            ----------------
be used solely for the purposes set forth in and permitted by Section 5.11.
None of the Borrower or the Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01.     Effective Date.  The obligations of the Lenders to
                            ---------------
make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of (i) Jones Day, counsel for the Borrower, substantially in the form of Exhibit B-1, and
     (ii) local counsel in each jurisdiction where a Mortgaged Property is located (if requested by the Administrative Agent), substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower (or an executive officer of the Borrower performing a similar function), confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Collateral Agent shall have received (i) a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer or chief legal officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released,
     (ii) evidence that the lockbox and concentration account arrangements contemplated by the Collateral Agreement remain in effect, (iii) a copy of the Intercreditor Agreement duly executed and delivered by each party thereto and (iv) if requested by the Collateral Agent, satisfactory legal opinions, title insurance policies and other documents reasonably requested by the Administrative Agent with respect to the Mortgaged Property, provided that clause (b) of the definition of Collateral and Guarantee
     --------
     Requirement need not be satisfied on the Effective Date with respect to the Subsidiaries named in Sections 5.13(d) and (e).

          (g) The Collateral Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h)     The Administrative Agent shall have received from the Borrower
     (a) audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Borrower as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, and (b) unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Borrower for (i) the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (ii) each fiscal month after the most recent fiscal period for which financial statements were received by the Lenders as described above and ended at least 45 days prior to the Effective Date, in each case prepared in accordance with GAAP and, in the case of the financial statements delivered pursuant to clause (b), which financial statements shall not be materially inconsistent with the financial statements or forecasts previously delivered to the Lenders. In addition, the Lenders shall have received a pro forma consolidated balance sheet for the Borrower as of the Effective Date after giving effect to the Transactions, which shall not be materially inconsistent with the forecasts previously provided to the Lenders.

          (i) The Court shall have entered the Order, which shall be satisfactory in form and substance to the Lenders and (i) each of the Orders shall be in full force and effect, (ii) none of the Orders shall be subject to any stay and there shall not have been entered by the Court any reversal, modification or vacatur, in whole or in part, of the Orders,
     (iii) all the conditions set forth in the Emergence Plan to confirmation of the Emergence Plan, to the effective date of the Emergence Plan shall have been satisfied or waived in accordance with the Emergence Plan, (iv) all other requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby or thereby to the extent required or deemed advisable by the Administrative Agent and its counsel (and such approvals shall be in full force and effect and all appeal periods with respect thereto shall have expired) and (v) the Transactions shall be consummated in accordance with the terms thereof as described in the Disclosure Statement.

          (j) Simultaneously with or prior to the Effective Date, Old WKI and the Old Subsidiaries shall have emerged from the Chapter 11 proceedings and "substantial consummation" of the Emergence Plan (within the meaning of Section 11.01(2) of the Bankruptcy Code) shall have occurred (without giving effect to any waivers, amendments or other modifications to the Emergence Plan not approved by the Lenders).

          (k) The Lenders shall have received (i) a detailed business plan of the Borrower and the Subsidiaries for the 2003 fiscal year and (ii) financial projections for the Borrower and the Subsidiaries for each fiscal year from 2003 through 2007 prepared in accordance with GAAP and in good faith by the Borrower upon assumptions believed to be reasonable at the time made and on the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

          (l) There shall be no litigation, arbitration or administrative proceeding or consent decree that could reasonably be expected, after giving effect to the Transactions and the other transactions contemplated thereby, to have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions and the other transactions contemplated thereby.

          (m) The consummation of the Transactions and the other transactions contemplated thereby shall not (i) violate any applicable law, statute, consent decree, rule or regulation, (ii) conflict with, or result in a default or event of default under, any material agreement of the Borrower or any Subsidiary or (iii) give rise to a right to require any payment to be made by the Borrower or any Subsidiary or result in the creation of any Lien (other than Permitted Liens) under any agreement evidencing any indebtedness of the Borrower or any Subsidiary.

          (n) There shall not have occurred a material adverse change in the business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2001, other than any material adverse change disclosed (i) in the Emergence Plan or the Disclosure Schedule or (ii) on Schedule 4.01(n).

          (o) The Lenders shall have received (i) at least ten Business Days prior to the Effective Date, a draft certificate (the "Executory Contract Certificate") prepared by the Chief Executive Officer or Chief Financial Officer of the Borrower certifying (x) all material executory contracts to be assumed by the Loan Parties pursuant to the Emergence Plan (or any other motion filed with the Court) and (y) all material executory contracts to be rejected by the Loan Parties pursuant to the Emergence Plan (or any other motion filed with the Court) and (ii) at least three Business Days prior to the Effective Date, the final version of the Executory Contract Certificate, signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower, and the Required Lenders shall not have provided written notice to the Borrower and the Administrative Agent at least one Business Day prior to the Effective Date, of their objection to the assumption of any of such contracts.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) not later than 5:00 p.m., New York City time, on January 31, 2003.

          SECTION 4.02.     Each Credit Event.  The obligation of each Lender to
                            ------------------
make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as to such earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing. For purposes of the foregoing, the term "Borrowing" shall not include the continuation or conversion of Loans in which the aggregate amount of such Loans is not being increased.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.     Financial Statements and Other Information.  The
                            -------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days (or such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided that if the Borrower's annual report filed on Form 10-K
              --------
     with the SEC contains the information and report required in this paragraph, delivery of such Form 10-K to the Administrative Agent and each Lender shall be sufficient for purposes of satisfying the requirements of this clause and (ii) unaudited consolidating balance sheets and related statements of operations, stockholders' equity and cashflows for each Subsidiary as of the end of and for such year;

          (b) within 45 days (or such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operation, stockholders' equity and cash flows as of the end of such fiscal quarter and the results of operations during such fiscal quarter and the then elapsed portion of the fiscal year, (ii) a balance sheet and related statements of operations, stockholders' equity and cash flows for (x) its Foreign Subsidiaries, taken as a whole and (y) all other Subsidiaries, taken as a whole as of the end of such fiscal quarter and the results of operations during such fiscal quarter and the then elapsed portion of the fiscal year and (iii) a certificate of a Financial Officer describing all material intercompany loans, advances and other amounts eliminated in the preparation of the financial statements described in clause (i), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end
     of) the previous fiscal year, and, in the case of the financial statements described above, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided
                                                                     --------
     that if the Borrower's quarterly report filed on Form 10-Q with the SEC contains the information required in this paragraph, delivery of such Form 10-Q to the Administrative Agent and each Lender shall be sufficient for purposes of satisfying the requirements of this clause;

          (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15, 6.16 and 6.17 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) not later than 45 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget, in each case prepared in good faith based upon assumptions believed to be reasonable at the time made and at the time such information is delivered to the Administrative Agent;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (h) concurrently with any delivery to the lenders under the New Revolving Credit Agreement pursuant to Section 5.01(f) thereof, copies of all borrowing base certificates delivered in accordance with such agreement; and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.     Notices of Material Events.  The Borrower will
                            ---------------------------
furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)     the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be in writing and shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by or on behalf of the Borrower with respect thereto.

          SECTION 5.03.     Information Regarding Collateral.  (a) The Borrower
                            ---------------------------------
will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in any office in which any Loan Party maintains books or records relating to Collateral owned by it, (iv) in any Loan Party's identity or corporate structure or (v) in any Loan Party's taxpayer identification number or organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. The Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer and the chief legal officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04.     Existence; Conduct of Business.  The Borrower will,
                            -------------------------------
and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, good standing under the laws of the jurisdiction of its organization and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided
                                                                    --------
that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05.     Payment of Obligations.  The Borrower will, and will
                            -----------------------
cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06.     Maintenance of Properties.  The Borrower will, and
                            --------------------------
will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07.     Insurance.  The Borrower will, and will cause each
                            ----------
of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Collateral Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08.     Casualty and Condemnation.  The Borrower (a) will
                            --------------------------
furnish to the Collateral Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

          SECTION 5.09.     Books and Records; Inspection and Audit Rights.  The
                            -----------------------------------------------
Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10.     Compliance with Laws.  The Borrower will, and will
                            ---------------------
cause each of the Subsidiaries to, comply with all material laws, rules, regulations and orders of any arbitrator or Governmental Authority applicable to it or its property.

          SECTION 5.11.     Use of Proceeds.  The proceeds of the Loans will be
                            ----------------
used only for working capital and other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

          SECTION 5.12.     Additional Subsidiaries.  If any additional
                            ------------------------
Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party (subject to the limitations set forth in clause (b) of the definition of the term "Collateral and Guarantee Requirement").

          SECTION 5.13.     Further Assurances.  (a) The Borrower will, and will
                            -------------------
cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Collateral Agent and the Lenders thereof, and, if requested by the Collateral Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) The Borrower will, and will cause each Subsidiary to, maintain its current cash management system including, without limitation, its system of deposit accounts, concentration accounts and similar accounts, unless any change to such system has been previously approved in writing by the Administrative Agent. In furtherance of and without limiting the foregoing, the Borrower will continue to consolidate its cash in a concentration account with the Administrative Agent.

          (d) Not later than 30 days following the Effective Date, the Borrower shall cause clause (b) of the definition of Collateral and Guarantee Requirement to be satisfied with respect to the Equity Interests in (i) World Kitchen Mexico, S.de R.L. de CV, (ii) WKM, S.de. R.L. de C.V. and (iii) World Kitchen Canada (EHI).

          (e) In the event that WKI do Brasil Ltda. has not been liquidated or dissolved by December 31, 2003, the Borrower shall cause clause (b) of the definition of Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary by such date.

          SECTION 5.14.     Interest Rate Protection.  As promptly as
                            -------------------------
practicable, and in any event within 180 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than five years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to a percentage of the outstanding Long-Term Indebtedness of the Borrower to be reasonably satisfactory to the Administrative Agent.

          SECTION 5.15.     Environmental Laws.  Except as disclosed on Schedule
                            -------------------
5.15, the Borrower will, and will cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that the aggregate of all such instances of noncompliance could not result in any costs, expenses or liability in excess of $1,000,000 (excluding the amounts set forth on Schedule 5.15 with respect to the items disclosed on such Schedule).

          SECTION 5.16.     Earnings of Foreign Subsidiaries.  The Borrower will
                            ---------------------------------
use its commercially reasonable efforts to cause each Subsidiary that is a Foreign Subsidiary to repatriate to the Borrower the excess cash, if any, generated by such Foreign Subsidiary on a regular basis.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.     Indebtedness; Certain Equity Securities.  (a) The
                            ----------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)     Indebtedness created under the Loan Documents;

          (ii)     Indebtedness created under the New Revolving Credit
     Agreement;

          (iii)     the New Senior Subordinated Notes;

          (iv)     Indebtedness existing on the date hereof and set forth in
     Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

          (v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that
                                                         --------
     Indebtedness of the Borrower or any Subsidiary Loan Party to any Subsidiary that is not a Loan Party shall be subject to the limitation set forth in
     Section 6.04(d);

          (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan
                 --------
     Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04(d);

          (vii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that (A) such
                                                 --------
     Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $25,000,000 at any time outstanding and (C) the aggregate principal amount of Indebtedness permitted by this clause (vii) incurred during any fiscal year of the Borrower shall not exceed $10,000,000;

          (viii) Indebtedness incurred in connection with interest rate protection agreements required by Section 5.14;

          (ix) Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding incurred in connection with insurance premium financings;

          (x) Indebtedness of the Borrower or any Subsidiary represented by surety or performance bonds or banker's acceptances in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

          (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding, provided that the
                                                        --------
     aggregate principal amount of such Indebtedness of Subsidiaries permitted pursuant to this clause (xi) that are not Loan Parties shall not exceed $2,500,000 at any time outstanding.

          (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests.

          SECTION 6.02.     Liens.  The Borrower will not, and will not permit
                            ------
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)     Liens created under the Loan Documents;

          (b)     Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof;

          (d) any Lien existing on any property, asset or shares of capital stock prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in
     --------
     connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security
                                                 --------
     interests secure Indebtedness permitted by clause (vii) of Section 6.01(a),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens created under the New Revolving Credit Agreement and the New Senior Subordinated Notes Documents, provided that the Intercreditor
                                              --------
     Agreement has been executed by the parties thereto and delivered to the Administrative Agent;

          (g) Liens securing Indebtedness incurred in connection with insurance premium financings permitted by clause (ix) of Section 6.01, provided that the aggregate value of the assets secured in connection with
     --------
     any insurance premium financing does not exceed the amount of the premiums for such insurance premium financing; and

          (h)     Liens on the Excluded Inventory.

          SECTION 6.03.     Fundamental Changes.  (a) The Borrower will not, and
                            --------------------
will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party), (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially adverse to the Lenders and (iv) the Subsidiaries listed on
Schedule 6.03 may be liquidated or dissolved prior to December 31, 2003, provided that any such merger involving a Person that is not a wholly-owned
--------
Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses engaged in by the Borrower and the Subsidiaries on the Effective Date or any related, ancillary or complementary businesses.

          SECTION 6.04.     Investments, Loans, Advances, Guarantees and
                            --------------------------------------------
Acquisitions.  The Borrower will not, and will not permit any Subsidiary to,
-------------
purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior to such merger or consolidation) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)     pursuant to the Reorganization;

          (b)     Permitted Investments;

          (c)     investments existing on the date hereof and set forth on
     Schedule 6.04(c);

          (d) investments after the Effective Date by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided
                                                                        --------
     that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations set forth in clause (b) of the definition of the term "Collateral and Guarantee Requirement") and (ii) the aggregate amount of such investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties, pursuant to clauses (e) and (f) below, shall not exceed (x) $2,000,000 during fiscal year 2003 and (y) $4,000,000 during any fiscal year thereafter;

          (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary (other than trade credits that constitute current accounts payable incurred in the ordinary course of business), provided that (i) any such loans and advances
                                   --------
     made after the Effective Date by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the aggregate amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of
           --------
     Subsidiaries that are not Loan Parties that is Guaranteed after the Effective Date by any Loan Party shall be subject to the limitation set forth in clause (d) above;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

          (h) payroll, travel and similar advances to employees of the Borrower or any Subsidiary not to exceed $250,000 at any time outstanding.

          SECTION 6.05.     Asset Sales.  The Borrower will not, and will not
                            ------------
permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and other dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions
                 --------
     involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c) sales, transfers and other dispositions that constitute Restricted Payments permitted by Section 6.08;

          (d) sales, transfers and other dispositions set forth on Schedule 6.05(d), provided that such sales, transfers or dispositions are
              --------
     consummated no later than December 31, 2003;

          (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by clause (a) through (d) of this Section, provided that the fair market value of all
                                  --------
     assets sold, transferred or otherwise disposed of in reliance on this clause (e) does not exceed (i) $2,000,000 in any fiscal year and (ii) $8,000,000 in the aggregate; and

          (f) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that (i) the aggregate fair market value
                             --------
     of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $25,000,000 in the aggregate and (ii) the Borrower shall prepay the Loans in accordance with Section 2.05.

provided, further, that all sales, transfers, leases and other dispositions
--------  -------
permitted by this Section 6.05 (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration.

          SECTION 6.06.     Sale and Leaseback Transactions.  The Borrower will
                            --------------------------------
not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

          SECTION 6.07.     Swap Agreements.  The Borrower will not, and will
                            ----------------
not permit any Subsidiary to, enter into any Swap Agreement, other than (a) Swap Agreements required by Section 5.14 and (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08.     Restricted Payments; Certain Payments of
                            ----------------------------------------
Indebtedness.  (a) The Borrower will not, and will not permit any Subsidiary to,
------------
declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (iii) the Borrower may make Restricted Payments, not exceeding $2,500,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries as in effect on the date of this Agreement without giving effect to any amendments thereto.

          (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i)     payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted by
     Section 6.01, other than payments in respect of the New Senior Subordinated Notes prohibited by the subordination provisions thereof;

          (iii)     refinancings of Indebtedness to the extent permitted by
     Section 6.01;

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

          (v) prepayment of Indebtedness under the New Revolving Loan Credit Agreement.

          SECTION 6.09.     Transactions with Affiliates.  The Borrower will
                            -----------------------------
not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) sales of Inventory by (i) the Borrower or a Subsidiary Loan Party to (ii) a Subsidiary that is not a Loan Party in the ordinary course of business that are at prices and on terms and conditions not materially less favorable to the Borrower or such Subsidiary Loan Party than could be obtained on an arm's length basis from unrelated third parties, (c) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate, provided that any transaction between or among (x) a Loan
                     --------
Party and (y) a Subsidiary that is not a Loan Party shall be on terms and conditions not materially less favorable to the Loan Party than could be obtained in an arms' length basis from unrelated third parties, (d) any Restricted Payment permitted by Section 6.08, (e) advances to employees of the Borrower or any Subsidiary permitted by Section 6.04(h) and (f) any transaction listed on Schedule 6.09.

          SECTION 6.10.     Restrictive Agreements.  The Borrower will not, and
                            -----------------------
will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not
                                  --------
apply to restrictions and conditions imposed (w) by law, (x) by any Loan Document, (y) by the New Revolving Credit Agreement or (z) by the New Senior Subordinated Notes Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01 if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.11.     Amendment of Material Documents.  The Borrower will
                            --------------------------------
not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) the New Senior Subordinated Notes Documents, (b) the New Revolving Credit Agreement, (c) its certificate of incorporation, by-laws or other organizational documents, (d) documents evidencing any Material Indebtedness or (e) any material agreement, contract, instrument or document (including any joint venture agreement) to the extent such amendment, modification or waiver would reasonably be expected to be adverse to the Lenders.

          SECTION 6.12.     Retail Stores.  The Borrower will not, and will not
                            --------------
permit any Subsidiary to, open any new retail store.

          SECTION 6.13.     Capital Expenditures.  The Borrower will not permit
                            ---------------------
the aggregate amount of Capital Expenditures in respect of any annual period set forth below to exceed the amount set forth in the table below opposite such annual period (the "Permitted Amount"):

Annual Period                           Amount
------------------------------------  -----------
January 1, 2003 to December 31, 2003  $28,000,000
January 1, 2004 to December 31, 2004  $28,000,000
January 1, 2005 to December 31, 2005  $28,000,000
January 1, 2006 to December 31, 2006  $28,000,000
January 1, 2007 to December 31, 2007  $28,000,000

          SECTION 6.14.     Leverage Ratio.  The Borrower will not permit the
                            ---------------
Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

Period                                 Ratio
------------------------------------  -------
January 31, 2003 to March 31, 2003    6.8:1.0
April 1, 2003 to June 30, 2003        6.8:1.0
July 1, 2003 to September 30, 2003    6.8:1.0
October 1, 2003 to December 31, 2003  6.8:1.0
January 1, 2004 to March 31, 2004     6.8:1.0
April 1, 2004 to June 30, 2004        6.8:1.0
July 1, 2004 to September 30, 2004    6.8:1.0
October 1, 2004 to December 31, 2004  6.8:1.0
January 1, 2005 to March 31, 2005     6.8:1.0
April 1, 2005 to June 30, 2005        6.4:1.0


Period                                 Ratio
------------------------------------  -------
July 1, 2005 to September 30, 2005    6.4:1.0
October 1, 2005 to December 31, 2005  6.4:1.0
January 1, 2006 to March 31, 2006     6.4:1.0
April 1, 2006 to June 30, 2006        6.0:1.0
July 1, 2006 to September 30, 2006    6.0:1.0
October 1, 2006 to December 31, 2006  6.0:1.0
January 1, 2007 to March 31, 2007     6.0:1.0
April 1, 2007 to June 30, 2007        5.6:1.0
July 1, 2007 to September 30, 2007    5.6:1.0
October 1, 2007 to December 31, 2007  5.6:1.0
January 1, 2008 to March 31, 2008     5.6:1.0

          SECTION 6.15.     Fixed Charge Coverage Ratio.  The Borrower will not
                            ----------------------------
permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges, in each case for any date during any period of four consecutive fiscal quarters ending on any date set forth below, to be less than the ratio set forth below opposite such period:

Period               Ratio
------------------  -------
March 31, 2003      1.2:1.0
June 30, 2003       1.2:1.0
September 30, 2003  1.2:1.0
December 31, 2003   1.2:1.0
March 31, 2004      1.2:1.0
June 30, 2004       1.4:1.0
September 30, 2004  1.4:1.0
December 31, 2004   1.4:1.0
March 31, 2005      1.4:1.0
June 30, 2005       1.4:1.0
September 30, 2005  1.4:1.0
December 31, 2005   1.4:1.0
March 31, 2006      1.4:1.0
June 30, 2006       1.4:1.0
September 30, 2006  1.4:1.0
December 31, 2006   1.4:1.0


Period               Ratio
------------------  -------
March 31, 2007      1.4:1.0
June 30, 2007       1.4:1.0
September 30, 2007  1.4:1.0
December 31, 2007   1.4:1.0
March 31, 2008      1.4:1.0

          SECTION 6.16.     Minimum Consolidated EBITDA.  The Borrower will not
                            ----------------------------
permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:

Date                  Amount
------------------  -----------
March 31, 2003      $66,800,000
June 30, 2003       $67,500,000
September 30, 2003  $71,200,000
December 31, 2003   $66,800,000
March 31, 2004      $67,300,000
June 30, 2004       $67,900,000
September 30, 2004  $69,700,000
December 31, 2004   $72,200,000
March 31, 2005      $72,700,000
June 30, 2005       $73,100,000
September 30, 2005  $74,700,000
December 31, 2005   $76,900,000
March 31, 2006      $77,300,000
June 30, 2006       $77,800,000
September 30, 2006  $79,100,000
December 31, 2006   $81,100,000
March 31, 2007      $81,500,000
June 30, 2007       $82,000,000
September 30, 2007  $83,300,000
December 31, 2007   $85,300,000

          SECTION 6.17.     Maximum Inventory.  The Borrower will not permit the
                            ------------------
aggregate value of all Inventory owned by the Borrower and the Subsidiaries and located at the retail stores operated by the Borrower and the Subsidiaries on any date set forth below to exceed the amount set forth opposite such date:

Date                  Amount
------------------  -----------
June 30, 2003       $17,000,000
September 30, 2003  $16,000,000
December 31, 2003   $15,000,000
March 31, 2004      $14,000,000
June 30, 2004       $14,000,000
September 30, 2004  $16,000,000
December 31, 2004   $14,000,000
March 31, 2005      $14,000,000
June 30, 2005       $14,000,000
September 30, 2005  $16,000,000
December 31, 2005   $14,000,000
March 31, 2006      $14,000,000
June 30, 2006       $14,000,000
September 30, 2006  $16,000,000
December 31, 2006   $14,000,000
March 31, 2007      $14,000,000
June 30, 2007       $14,000,000
September 30, 2007  $16,000,000
December 31, 2007   $14,000,000


                                   ARTICLE VII

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement (i) contained in (A) Sections 2.05(b) or (c), 5.02,
     5.04 (with respect to the existence of the Borrower), 5.11 or 5.13(c), (d) or (e), (B) in Article VI, (C) in Sections 4.05(i) or 4.06 of the Collateral Agreement or (D) in the Lockbox Agreement or (ii) contained in
     Section 5.01(f) and, in the case of this clause (ii), such default shall continue unremedied for a period of five days;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any scheduled payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 for all periods;

          (m) (i) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (ii) any Guarantee purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable obligation of the applicable Loan Party;

          (n)     a Change in Control shall occur; or

          (o) any Order shall be stayed, reversed, modified or vacated in whole or in part;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                The Administrative Agent and The Collateral Agent
                -------------------------------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the

Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The provisions of this Article applicable to the Administrative Agent shall also be applicable to the Collateral Agent, mutatis mutandis.
                                                  ------- --------


                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01.     Notices.  Except in the case of notices and other
                            --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at WKI Holding Company, Inc., 11911 Freedom Drive, Suite 600, Reston, VA 20910, Attention of General Counsel (Telecopy No. (703) 456-4760);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Concetta Prainito (Telecopy No. (212) 552-7500), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Patrick Daniello (Telecopy No. (212) 270-0453);

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.     Waivers; Amendments.  (a) No failure or delay by the
                            --------------------
Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided
                                                                        --------
that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (ii) postpone the final maturity of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, without the written consent of each Lender affected thereby, (iii) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iv) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vi) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided,
                                                                ---------
further that (A) no such agreement shall amend, modify or otherwise affect the
-------
rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the

Required Lenders and the Administrative Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03.     Expenses; Indemnity; Damage Waiver.  (a) The
                            -----------------------------------
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all fees, charges and expenses relating to the engagement of Huntley, Mullaney & Spargo, LLC, pursuant to the Letter Agreement dated as of December 17, 2002.

          (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                           ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent as the case may be, such

Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Exposures at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.     Successors and Assigns.  (a) The provisions of this
                            -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), provided that (i) except in the
                                               --------
case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) in the case of an assignment to a CLO, the assigning

Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided, in the case of this clause
                                           --------
(vi), that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender shall not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO; provided, further, that any consent of the
                               --------  -------
Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans and owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
           --------
Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that
                                                               --------
such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
                            --------
Section 2.12(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge
                                                  --------
or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05.     Survival.  All covenants, agreements,
                            ---------
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.09, 2.10,
2.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

          SECTION 9.06.     Counterparts; Integration; Effectiveness.  This
                            -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Collateral Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.     Severability.  Any provision of this Agreement held
                            -------------
to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.     Right of Setoff.  If an Event of Default shall have
                            ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of
                            --------------------------------------------------
Process.  (a) This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                            ---------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.     Headings.  Article and Section headings and the
                            ---------
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.     Confidentiality.  Each of the  Administrative Agent,
                            ----------------
the Collateral Agent, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower
                  -----------
relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of
                                           --------
information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.     Interest Rate Limitation.  Notwithstanding anything
                            -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") that may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14.     Intercreditor Agreement.  Each Lender hereby
                            ------------------------
appoints JPMorgan Chase Bank to act as Collateral Agent under this Agreement, the Intercreditor Agreement and the Security Documents, and authorizes the Collateral Agent to execute the Intercreditor Agreement in the name of and for the benefit of the Lenders. By making the Loans and accepting the obligations of the Borrower hereunder, each Lender hereby expressly accepts and agrees to the terms and provisions of the Intercreditor Agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          WKI HOLDING COMPANY, INC.,


                                          by  /s/ James A. Sharman
                                             Name:  James A. Sharman
                                             Title:  President & CEO

                                          JPMORGAN CHASE BANK, individually and
                                          as Administrative Agent and Collateral
                                          Agent,


                                          by  /s/ Patrick Daniello
                                             Name:  Patrick Daniello
                                             Title:  Managing Director



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